Exhibit 4.08

AMENDMENT No. 3 TO THE PETROCHEMICAL NAPHTHA PURCHASE AGREEMENT ENTERED INTO BY, ON THE ONE PART, PETRÓLEO BRASILEIRO S.A. – PETROBRAS, AND, ON THE OTHER PART, BRASKEM QPAR S.A., AS FOLLOWS:

PETRÓLEO BRASILEIRO S.A. — PETROBRAS, a mixed-capital company, with its principal place of business in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled in the National Register of Legal Entities under No 33.000.167/0001-01, hereinafter referred to as PETROBRAS, herein represented by its Executive Marketing and Sale Manager, Mr. José Raimundo Brandão Pereira, and

BRASKEM QPAR S.A., a company with its principal place of business in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled in the National Register of Legal Entities of the Ministry of Finance under No 09.017.802/0001-89 – previously denominated QUATTOR PARTICIPAÇÕES S.A., legal successor, by merger, of QUATTOR QUÍMICA S.A., which succeeded Quattor Químicos Básicos S.A., previously denominated PETROQUÍMICA UNIÃO S.A. (PQU), by its branch located at Av. Presidente Costa e Silva, 1.178, Parque Capuava, in the city of Santo André, State of São Paulo, enrolled in the National Register of Legal Entities of the Ministry of Finance under No 03.880.493/0003-51 – hereinafter referred to as BRASKEM QPAR, herein represented by the signatories appointed, jointly referred to as PARTIES,

Whereas:

•                     On May 17, 2006, PARTIES entered into the Petrochemical Naphtha Purchase Agreement (“Agreement”), which became effective as of the date of its execution, in force until December 31, 2010;

•                     On December 22, 2010, PARTIES entered into Amendment No. 2 to the agreement, which changed, among others, CLAUSE EIGHT - TERM, which assumed the following wording: “This Agreement shall be in force as of the date of its execution until February 28, 2014, and will be considered tacitly renewed for a further single period of five (5) years, if neither of the Parties states otherwise, in writing, in at least one (1) year prior to the end of the term of effectiveness of the Agreement”;

•                     On February 18, 2013, PETROBRAS sent a mail to BRASKEM QPAR where it stated that it was not interested in the tacit renewal of the Agreement, the effectiveness of which should end on February 28, 2014;

•                     PARTIES are now negotiating a new petrochemical naphtha purchase agreement; however, until this moment they have not reached a consensus regarding the commercial conditions thereof;

•                     PARTIES deem advisable to amend the Agreement to extend its effectiveness for six (6) months – during which period said negotiations shall be completed;

NOW THEREFORE, the Parties have decided to enter into Amendment No. 3 to the Agreement, under de following clauses and conditions:

CLAUSE ONE – OBJECT

1.1 – The object of this Amendment is to extend the term of effectiveness of the Agreement, for six (6) months, from March 1, 2014, under Clause Two of this Amendment.

CLAUSE TWO — AMENDMENT

2.1. Clause Eight of the Agreement shall read as follows:

"CLAUSE EIGHT — TERM

8.1 – This agreement will be in force as of the date of its execution until August 31, 2014.”

CLAUSE THREE — EFFECTIVENESS

3.1 – This Amendment shall be in force as of the date of its execution.

CLAUSE FOUR – RATIFICATION

4.1.      This Amendment does not imply any novation of a contractually established obligation, and all the remaining Clauses of the Agreement in force are hereby ratified.

IN WITNESS WHEREOF, PARTIES have executed this Amendment in two (2) counterparts of equal form and content, in the presence of the witnesses below.

Rio de Janeiro, February 28, 2014.

[Signature]

JOSÉ RAIMUNDO BRANDÃO PEREIRA

Petróleo Brasileiro S.A. – PETROBRAS

[Signature]

BRASKEM QPAR S.A.

[Signature]

BRASKEM QPAR S.A.

WITNESSES:

[Signature]

Name: [illegible]

Identity Card: 05952689-7

CPF: 799851497-34

[Signature]

Name: Hardi Somuck

Identity Card: 1020222971

CPF: 442334000-30